Exhibit 99.2

MoPub Inc.

Unaudited Condensed Consolidated Financial Statements

September 30, 2013

MoPub Inc.

Index

September 30, 2013

Page(s)

Unaudited Condensed Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Cash Flows	4

Notes to Financial Statements	5–6

MoPub Inc.

Unaudited Condensed Consolidated Balance Sheet

September 30, 2013

(in thousands, except per share and share amounts)

Assets

Current Assets
Cash and cash equivalents	$14,028
Accounts receivable	18,023
Prepaid expenses and other current assets	640

Total current assets	32,691

Property and equipment, net	797

Restricted cash	581
Other assets	199

Total assets	$34,268

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit

Current Liabilities
Accounts payable	$891
Accrued publisher cost	19,420
Accrued expenses	2,158
Exercise of unvested stock options	87
Deferred rent	38
Loan payable	—

Total current liabilities	22,594

Exercise of unvested stock options, net of current portion	97
Deferred rent, net of current portion	277
Loan payable, net of current portion	8,000

Convertible Preferred Stock
Convertible Series Seed preferred stock, $0.00001 par value; 3,124,423 shares authorized, issued and outstanding at September 30, 2013 (aggregate liquidation preference of $850,000)	840
Convertible Series A preferred stock, $0.00001 par value; 4,946,538 shares authorized, issued and outstanding at September 30, 2013 (aggregate liquidation preference of $6,500,000)	6,453
Convertible Series B preferred stock, $0.00001 par value; 4,550,000 shares authorized; 4,503,074 shares issued and outstanding at September 30, 2013 (aggregate liquidation preference of $11,895,000)	11,809

Total convertible preferred stock	19,102

Stockholders’ Deficit
Common stock, $0.00001 par value; 26,350,000 shares authorized; 9,202,230 shares issued and outstanding at December 31, 2012	—
Additional paid-in capital	675
Accumulated deficit	(16,477)

Total stockholders’ deficit	(15,802)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$34,268

The accompanying notes are an integral part of these condensed consolidated financial statements.

MoPub Inc.

Unaudited Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2013

(in thousands, except per share and share amounts)

Revenue, net	$12,085
Cost of revenue	2,052

10,033

Operating expenses
Research and development	7,342
Sales and marketing	4,952
General and administrative	3,192

15,486

Loss from operations	(5,453)
Other income and expense, net	(36)

Net loss	$(5,489)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MoPub Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

Nine Months Ended September 30, 2013

(in thousands, except per share and share amounts)

Cash flows from operating activities
Net loss	$(5,489)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	239
Stock-based compensation	361
Changes in operating assets and liabilities
Accounts receivable	(12,470)
Prepaid expenses and current other assets	(512)
Other assets	(23)
Accounts payable	809
Accrued publisher cost	15,045
Accrued expenses	1,561
Deferred rent	160

Net cash used in operating activities	(319)

Cash flows from investing activities
Increase in restricted cash	(581)
Purchase of property and equipment	(603)

Net cash used in investing activities	(1,184)

Cash flows from financing activities
Proceeds from loan payable	8,000
Proceeds from the exercise of common stock options	7
Repurchase of restricted common stock	(1)

Net cash provided by financing activities	8,006

Net increase in cash and cash equivalents	6,503
Cash and cash equivalents
Beginning of period	7,525

End of period	$14,028

Supplemental schedule of noncash financing activities
Increase in additional paid-in capital due to vesting of early exercise of common stock options	$94

The accompanying notes are an integral part of these condensed consolidated financial statements.

MoPub Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2013

(in thousands, except per share and share amounts)

1.	Unaudited Interim Financial Information

The accompanying Condensed Consolidated Balance Sheet, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2013 are unaudited. Our fiscal quarters end on March 31, June 30, September 30 and December 31.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual condensed consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly our financial position and results of operations and cash flows for the nine months ended September 30, 2013. The condensed consolidated financial data and the other information disclosed in these notes to the condensed consolidated financial statements related to this nine month period are unaudited. The related accounting policies are contained within the audited financial statements for as of and for the year ended December 31, 2012. The results of the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for fiscal 2013 or for any other interim period or other future year.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company’s cash and cash equivalents are maintained at three financial institutions in the United States. Deposits in these financial institutions may, from time to time, exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Restricted cash of $581 as of September 30, 2013 is held in the form of a certificate of deposit which is held as collateral for the Company’s leases. The balance is classified as restricted cash.

2.	Recent Accounting Pronouncements

In July 2013, the FASB determined that an unrecognized tax benefit should be presented as a reduction of a deferred tax asset for a net operating loss (“NOL”) carryforward or other tax credit carryforward when settlement in this manner is available under applicable tax law. This guidance is effective for our interim and annual periods beginning February 1, 2014. Since this guidance only impacts financial statement disclosure requirements for unrecognized tax benefits, we do not expect its adoption to have an impact on our financial position or results of operations.

3.	Debt Financing Facilities

In May 2013, the Company entered into a loan and security agreement with Bridge Bank, National Association. The agreement includes a revolving line of credit facility described below. The agreement contains financial covenants and other customary affirmative and negative covenants.

MoPub Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2013

(in thousands, except per share and share amounts)

As part of the agreement, the Company granted the lender a security interest in all personal property. The agreement also contains customary events of default provisions. The Company was in compliance with all covenants at September 30, 2013.

The Company may borrow up to $12.0 million under the revolving line of credit facility, subject to a borrowing base determined on eligible accounts receivable and subject to a total maximum outstanding of $12.0 million. As of September 30, 2013, the Company has drawn down $8.0 million on the revolving line of credit. Interest on any drawdown under the revolving line of credit accrues at the greater of 3.25% per year or the prime rate most recently announced by the Bridge Bank. Total interest expense for the nine months ended September 30, 2013 was $38.

Subsequent to period end, the full amount outstanding of $8.0 million was repaid in October 2013.

4.	Subsequent Events

On September 9, 2013, the Company entered into a definitive agreement to be acquired by Twitter, Inc. Upon closing of the proposed transaction all of the issued and outstanding shares of capital stock of the Company, and all equity awards to purchase shares of the Company’s common stock held by individuals who will continue to provide service to the Company, will be converted into the right to receive an aggregate of 14.8 million shares of Twitter’s common stock. The agreement was finalized and the Company was acquired by Twitter effective October 28, 2013.

The Company has evaluated subsequent events through December 19, 2013, the date the unaudited condensed consolidated financial statements were available for issuance.